EXHIBIT 99.1

e.spire COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
YEAR TO DATE - JUNE 30, 1998
($'s in thousands)
                          Networks Placed    Networks Placed   Networks Placed
                            in Service         in Service        in Service
                              Prior to        During 1996       During 1997
                              12/31/95
                          --------------   -----------------   ---------------

Property, Plant &
Equipment                   $    137,781     $    102,809     $    121,916

Revenues                    $     22,831     $     11,634     $     11,905


EBITDA                      $    (1,322)     $    (2,681)     $    (5,016)


EBIT                        $    (5,450)     $    (6,008)     $    (8,301)

Network Statistics (cumulative)
     Access Lines Sold            29,375           27,976           39,054
     Fiber Miles                  45,948           39,196           38,838
     Route Miles                     692              410              330
     Buildings Connected           1,222              672              499
     Voice Grade Equivalents     618,472          319,576          295,940